Exhibit 1.11

NO.                                                     CUSIP NO. 524908 56 3



                          [Form of Face of Security]


                         LEHMAN BROTHERS HOLDINGS INC.

                 6 1/4% Exchangeable Note Due October 15, 2007

                  (Premium Income Exchangeable Securities(SM))

          Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, except as otherwise provided in the Seventh Supplemental Indenture or this Security, the principal sum of __________ DOLLARS ($__________) on the Maturity Date (subject to the following paragraph), and to pay coupons thereon at a rate of 6.25% per annum, from the Issue Date or the most recent coupon payment date to which coupon has been paid or duly provided for, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (commencing January 15, 2005 and ending on the Maturity Date), to the persons in whose names the Securities are registered at the close of business on the 1st day of the calendar month of such coupon payment date (the "Regular Record Date"); provided that, if the Maturity Date is extended beyond October 15, 2007, the Company shall pay the coupons otherwise due on October 15, 2007 on the Maturity Date as so extended; provided further, that the coupon payable on the Maturity Date shall be payable to the person to whom the principal is payable. Each payment of coupons due on a coupon payment date or on the Maturity Date shall include coupons accrued from the last date to which coupons have been paid or made available for payment, or from the Issue Date, if none has been paid or made available for payment, to the relevant payment date. The coupons shall be computed on the basis of a 360-day year of twelve 30-day months.

          On the Maturity Date, each $25 principal amount of this Security shall be mandatorily exchanged for shares of Common Stock, other securities, property and/or cash as described in the Seventh Supplemental Indenture dated as of October 8, 2004 relating to this Security.

          If the Maturity Date is extended beyond October 15, 2007 as the result of the occurrence of a Market Disruption Event, the coupons on this Security will cease to accrue on October 15, 2007. If a coupon payment date or the Maturity Date falls on a day that is not a Business Day, the payment to be made on that date will be made on the next succeeding Business Day with the same force and effect as if made on that coupon payment date, and no additional coupons will accrue as a result of such delayed payment.

          Any such coupon not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date, and may either be paid to the person in whose name this Security is registered at the close of business on a special record date as described in Section 307 of the Indenture for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment under this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment is legal tender for payment of coupons may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          "Premium Income Exchangeable Securities" and "PIES" are service marks owned by Lehman Brothers, Inc.

          Unless otherwise defined in this Security, capitalized terms are used in this Security as defined in the Indenture or the aforementioned Seventh Supplemental Indenture.


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


          IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:                             LEHMAN BROTHERS HOLDINGS INC.


                                   By:  ________________________________
                                        Name:
                                        Title:

Attest:
Name



                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                 CITIBANK, N.A., as Trustee


                                 By:  ________________________________
                                          Authorized Officer

                         [Form of Reverse of Security]

                         LEHMAN BROTHERS HOLDINGS INC.

                 6 1/4% Exchangeable Note Due October 15, 2007

          This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of September 1, 1987, between the Company and Citibank, N.A., as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, as of October 4, 1993, as of October 1, 1995, as of June 26, 1997 and as of October 8, 2004 (as so supplemented and as may be further supplemented from time to time, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series of the Securities designated on the face hereof, limited in aggregate principal amount to $750,000,000.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          The Indenture provides that no Holder of any Securities may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and request by the Holders of 25% in principal amount of Outstanding Securities in the series for which a remedy is sought to be enforced and the offer to the Trustee of reasonable indemnity.

          As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the coupon on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities will not be redeemable prior to the Maturity Date nor be subject to any sinking fund.

          The Securities of this series are issuable in register form in denominations of $25. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ABBREVIATIONS
                                 -------------

          The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - _____ Custodian  _________
                                                     Cust              (Minor)
                                under Uniform Gifts to Minors Act ______________
                                                                        State
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of
          survivorship and not as tenants in
          common
-------------------------
          Additional abbreviations may also be used though not in the above list.

                             ---------------------

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)


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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing


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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:                                              _________________________


          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:



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THE SIGNATURE(S) SHOULD BE GUARANTEED BY A MEMBER OF AN APPROVED SIGNATURE
GUARANTY MEDALLION PROGRAM.